                                                                                                             Registration No. 333- 195267

As filed with the Securities and Exchange Commission on July 16, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1/A

AMENDMENT No.2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

TOUCAN INTERACTIVE CORP.

 (Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7320 (Primary Standard Industrial Classification Number)	EIN 36-4778745 (IRS Employer Identification Number)

Sabanilla de Montes de Oca

Urbanizacion Carmiol, Casa 254

San Jose, Costa Rica

Phone : 514-448-4530

 (Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

EASTBIZ.COM, INC.

5348 VEGAS DRIVE, LAS VEGAS, NV, 89108

 Tel: 702-871-8678 Fax: 702-387-3827

 (Address, including zip code, and telephone number,

including area code, of agent for service)

______________________________

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   □

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   □

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer □      Accelerated filer □       Non-accelerated filer     □       Smaller reporting company   ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	3,000,000	$ 0.03	$ 90,000	$ 11,59

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOUCAN INTERACTIVE CORP.

3,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of TOUCAN INTERACTIVE CORP. and no public market currently exists for the securities being offered. We are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $.03 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Mikhail Bukshpan, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Bukshpan will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The offering does not require that we sell a minimum number of shares; therefore not all of the shares may be sold. The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses and may not even cover the costs of the offering. Should we be successful in selling all of the shares offered, we will receive $90,000 in proceeds before expenses. Any funds received as a part of this offering will be immediately available to us for our use. We have not made any arrangements to place the proceeds from this offering in an escrow, trust or similar account.

We may not receive enough proceeds from the offering to begin operations and investors may end up holding shares in a company that has no market for its shares.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$ 0.03	Not Applicable	$ 90,000
Total	$ 0.03	Not Applicable	$ 90,000

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April, 2012 and will be subject to reduced public company reporting requirements. See “Jumpstart Our Business Startups Act” specified herein.

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We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, available to Emerging Growth Companies.

TOUCAN INTERACTIVE CORP. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for toucan interactive corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

SEE "RISK FACTORS" PAGES 8-12, FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

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SUBJECT TO COMPLETION, DATED ________, 2014

TABLE OF CONTENTS
PROSPECTUS SUMMARY	4
RISK FACTORS	8
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	9
USE OF PROCEEDS	9
DETERMINATION OF OFFERING PRICE	10
DILUTION	10
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS	12
DESCRIPTION OF BUSINESS	16
FACILITIES	18
EMPLOYEES AND EMPLOYMENT AGREEMENTS	18
LEGAL PROCEEDINGS	18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	19
EXECUTIVE COMPENSATION	19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
PLAN OF DISTRIBUTION	21
DESCRIPTION OF SECURITIES	22
DISCLOSURE OF COMMISSION POSITION INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	23
LEGAL MATTERS	24
INTERESTS OF NAMED EXPERTS AND COUNSEL	24
EXPERTS	24
AVAILABLE INFORMATION	24
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	25
INDEX TO THE FINANCIAL STATEMENTS	F-1

DI

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “TOUCAN INTERACTIVE CORP.” REFERS TO TOUCAN INTERACTIVE CORP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

TOUCAN INTERACTIVE CORP.

We are a development stage company which intend to provide credit information options on all major banks located in Costa Rica, Canada, United States and other countries located in North, Central and South America, we intend to provide information on the different credit cards, lines of credit and other loans offered by the different banks of each country. At the moment, we are building the website concentrating only at the Costa Rican banks. However, we will be adding different banks from the United States in the near future. Additionally we plan to add the different banks from Canada and other countries in the American Continent. Being a development stage company, we have no revenues and have limited operating history.

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 TOUCAN INTERACTIVE CORP. was incorporated in Nevada on January 28, 2014. Our principal executive office is located at Sabanilla de Montes de Oca, Urbanizacion Carmiol, Casa 254, San Jose, Costa Rica. Our phone number is 514 -448 - 4530. We intend to use the net proceeds from this offering to develop our business operations (See Description of Business” and “Use of Proceeds”). We intend to  be in the business of providing different credit options, from different banks, using one website: “www.needforcredit.com”. The company will post and continuously update a multitude of credit options available for our users, within the different countries offered in our website.

From inception until the date of this filing, we did not have any operating activities. However, we have signed two agreements. The first contract was signed between Toucan Interactive Corp. and the web designer, Mr. Nasser Bouslihim. The second contract was signed between Toucan Interactive Corp. and Mr. Dzabir Mamadov, from Kolobok Distribution Inc., a company interested in placing an ad on our website. Our financial statements from inception (January 28, 2014) through the year ended February 28, 2014, reports no revenues and a net loss of $678.

TOUCAN INTERACTIVE CORP. anticipates that it will derive its income from three main sources:

1) Contextual Pay-Per Click and Banner Advertising

2 ) Online Consultations on the Different Credit Systems

3 ) Mobile Apps

We do not anticipate earning revenues until we get enough users who will attract advertisement contracts from different commercial businesses. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully assemble, construct and sell any products or services related to our planned activities. The website is planned to be up and running sometimes in the second quarter, but the nature of our business will require continuous updates and add-ons of the different countries.

At the moment, Mr. Bukshpan is the only person working on the company. He is developing the website and is devoting approximately 25 hours per week on the project. Toucan corp. did not hire any employees and does not plan on hiring any employees in the near future.

The Company, its sole officer and director, any promoters, and any affiliates of these persons do not plan to be acquired or merge with another company or enter into a change of control or similar transaction.

 We are not a blank check company. Rule 419 of Regulation C under the Securities Act of 1933 defines a “blank check company” as a (i) development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and (ii) is issuing a penny stock.  Accordingly, we do not believe that our Company may be classified as a “blank check company” because we intend to engage in a specific business plan and do not intend to engage in any merger or acquisition with an unidentified company or other entity.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     -    have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

     -    comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

     -    submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

     -    disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

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We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We are considered a “shell company” under applicable securities rules and subject to additional regulatory requirements as a result, including the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as additional restrictions. Accordingly, investors should consider our shares to be significantly risky and illiquid investments.

We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, available to Emerging Growth Companies.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	TOUCAN INTERACTIVE CORP.
Securities Being Offered:	3,000,000 shares of common stock
Price Per Share:	$0.03
Duration of the Offering:

The offering shall terminate on the earlier of:

(i) the date when the sale of all 3,000,000 common shares is completed;

(ii) one year from the date of this prospectus; or

(iii) prior to one year at the sole determination of the board of directors

(iv) The board of directors consists solely of Mr. Bukshpan

Net Proceeds	$90,000
Securities Issued and Outstanding:	There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President, Secretary, Mikhail Bukshpan
Registration Costs	We estimate our total offering registration costs to be approximately $12,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from January 28, 2014 (Inception) to February 28, 2014.

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Financial Summary	February 28, 2014 ($)
Cash and Deposits		4,000
Total Assets		4,000
Total Liabilities		678
Total Stockholder’s Equity		3,322

Statement of Operations	Accumulated From January 28, 2014 (Inception) to February 28, 2014 ($)
Total Expenses		678
Net Loss for the Period		(678)
Net Loss per Share		( -)

RISK FACTORS

In addition to the other information in this prospectus TOUCAN INTERACTIVE CORP. has identified a number of risk factors that the Company faces. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. Investors should be aware of the existence of these factors and should consider them carefully in evaluating our business before purchasing the shares offered in this prospectus.

An investment in our common stock involves a high degree of risk. If any of the following risks, actually occurs, it is likely that our business, financial condition, and operating results could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

OUR LACK OF OPERATING HISTORY MAKES OUR BUSINESS DIFFICULT TO EVALUATE

We are a development stage company, without history of operations. We were incorporated on January 28, 2014, and are a startup company with no operating history or revenues. Our business is in the early stage of development and we have not generated any profit to date. Significant additional development and marketing of our website is necessary prior to our achieving significant revenues or profitability.

Accordingly, we do not have any operating history upon which to base an evaluation of our business and prospects. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. To address these risks, we must successfully implement our business plan and marketing strategies (See "Plan of Operation" herein). We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter. These potential uncertainties include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to having a significant number of advertisement contracts, we anticipate that we will incur increased operating expenses without realizing considerable revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

OUR WEBSITE MALFUNCTIONS COULD PPOTENTIALLY RESULT IN CLIENT LOSE

We are highly dependent on a reliable website to attract advertisement contracts, one of our three main sources of income, other than the consultation services and the mobile apps revenues. If the connection is too slow or the information on the website is not updated on a regular basis, we might lose valuable customers due to their impatience. Since the company is still in a developmental stage, all these three sources of income are anticipated in the foreseeable future.

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THE PROLONGED DOWNTURN IN THE GLOBAL ECONOMY COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

The current global market and economic conditions are unprecedented and challenging, with recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to volatility of unprecedented levels. We cannot provide any assurance that our operations will not be materially and adversely affected by these conditions. If our operations are so affected, we may not be profitable and you could lose your investment in our shares.

AS WE HAVE ELECTED TO USE THE EXTENDED TRANSITION PERIOD FOR COMPLYING WITH NEW OR REVISED ACCOUNTING STANDARDS PURSUANT TO THE JOBS ACT, OUR FINANCIAL STATEMENTS MAY NOT BE COMPARABLE TO PUBLIC COMPANIES THAT ARE NOT EMERGING GROWTH COMPANIES.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards.  An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may, therefore, not be comparable to those of public companies that comply with such new or revised accounting standards.

AS WE ARE A DEVELOPMENT STAGE COMPANY, OUR FAILURE TO SECURE ADDITIONAL

FINANCING MAY AFFECT OUR ABILITY TO GENERATE TRAFFIC TO OUR WEBSITE.

We will require additional financing in order to establish profitable operations but such financing may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. If we fail to secure needed additional financing, it will reduce our ability to attract traffic to the website and the interest of advertisers.

IF WE ARE UNABLE TO SIGN CONTRACTS WITH A SIGNIFICANT NUMBER OF COMPANIES TO ADVERTISE ON OUR WEBSITE, OUR BUSINESS WILL FAIL.

The success of our business requires that we enter into contracts with various companies. If we are unable to conclude agreements with such institutions, or if any agreements we reach with them are not on favorable terms that allow us to generate profit, our business will fail.

IF WE ARE UNABLE TO RETAIN KEY PERSONNEL, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

We depend on the services of our sole director, Mr. Bukshpan, for the future success of our business. The loss of the services of Mr. Bukshpan could have an adverse effect on our business, financial condition and results of operations.

We do not carry any key personnel life insurance policies on Mr. Bukshpan and we do not have a contract for his services.

IF WE ARE UNABLE TO GENERATE A SUBSTANTIAL USER BASE FOR OUR INFORMATIONAL WEBSITE, OUR BUSINESS WILL FAIL.

The success of our business requires that we sell advertisement space to consumers at a profit.  Since our revenue will be generated mostly from our sale of spaces and pay per click advertisement, we need to attract enough people to use our website to be able to attract companies to advertise with us. If we are unable to attract enough users to our website, we will not be able to find customers willing to advertise on the site and we will generate losses which will cause our business to fail.

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IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH WILL ULTIMATELY RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers willing to advertise on our website. We have identified customers such as financial institutions but we cannot guarantee they will be interested in advertising on our website. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell advertising space at prices which generate a profit.

THE NATURE OF OUR BUSINESS EXPOSES US TO POTENTIAL LIABILITY CLAIMS AND CONTRACT DISPUTES WHICH MAY REDUCE OUR PROFITS.

Although we have not been party to any legal claims against us, we may in future be named as a defendant in legal proceedings where parties may make a claim for damages or other remedies with respect to our projects or other matters. If it is determined that we have liability, we may not be covered by insurance or, if covered, the dollar amount of these liabilities may exceed our policy limits. Any liability not covered by our insurance, in excess of our insurance limits or, if covered by insurance but subject to a high deductible, could result in a significant loss for us, which claims may reduce our profits and cash available for operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 57.14% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Bukshpan, our sole officer and director, will own 57.14 % of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Bukshpan may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

DEFECTS IN OUR MOBILE APPS PRODUCTS MAY ADVERSELY AFFECT OUR BUSINESS.

Complex software for the mobile apps may contain defects when introduced, updated and new versions are released. Our introduction of software with defects or quality problems may result in adverse publicity, product returns, reduced orders, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of our products or claims by customers or others against us. Such problems or claims may have a material and adverse effect on our business, financial condition and results of operations.

GENERAL ECONOMIC CONDITIONS

The Company believes that our industry is sensitive to economic and competitive conditions, including national, regional and local slowdowns in construction, commercial, industrial and/or real estate activity. In addition, the Company's operating results may be adversely affected by increases in interest rates that may lead to a decline in economic activity. There can be no assurance that adverse or other economic or competitive conditions will not have a material adverse effect on the Company's operating results and financial condition.

OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATIONS AS WE MAY RECEIVE PAYMENTS AND INCUR EXPENSES IN FOREIGN CURRENCY.

We may receive some of our earnings in US currency. However, some of our clients might pay us in foreign currency. Also, as our operations are based in Costa Rica, some of our expenses will be incurred in Costa Rican colón.  If we are not able to successfully protect ourselves against currency fluctuations, then our profits will also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

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RISKS ASSOCIATED WITH THIS OFFERING

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. We are subject to a Securities and Exchange Commission  rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop, because it imposes additional regulatory burdens on penny stock transactions.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President Mikhail Bukshpan, who will receive no commissions. He will offer the shares to friends, family members, and business associates. However, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

FOREIGN OFFICERS AND DIRECTORS COULD RESULT IN DIFFICULTY ENFORCING RIGHTS.

The officer and director of the Company Mr. Bukspan is located in Costa Rica and as such, investors may have difficulty in enforcing their legal rights under the United States securities laws.”

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON THE COMPANY'S STOCK PRICE.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the company is a current, reporting company under the 1934 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

BECAUSE WE ARE CURRENTLY CONSIDERED A “SHELL COMPANY” WITHIN THE MEANING OR RULE 12B-2 PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, THE ABILITY OF HOLDERS OF OUR COMMON STOCK TO SELL THEIR SHARES MAY BE LIMITED BY APPLICABLE REGULATIONS.

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We are, currently, considered a “shell company” within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations. As a result of our classification as a “shell company”, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144 promulgated pursuant to the Securities Act of 1933 so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a “shell company.”  Additionally, as a result of our classification as a shell company:

●Investors should consider shares of our common stock to be significantly risky and illiquid investments

●We may not register our securities on Form S-8 (an abbreviated form of registration statement)

●Our ability to attract additional funding to sustain our operations may be limited significantly

We can provide no assurance or guarantee that we will cease to be a “shell company” and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares. Accordingly, investors may not be able to sell our shares and lose their investments in the Company.

We are, currently, considered a “shell company” within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between TOUCAN INTERACTIVE CORP. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

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THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to our shareholders purchasing in future offerings as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75%, and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $90,000 as anticipated.

	$22,500	$45,000	$67,500	$90,000
Legal and professional fee	$12,000	$12,000	$12,000	$12,000
Net proceeds	$10,500	$33,000	$55,000	$78,000
The net proceed will be used:
Computers and equivalent	$1,000	$3,000	$4,500	$6,000
Marketing, advertising	$4,000	$12,000	$20,000	$27,000
Establishing and office	$0	$2,500	$3,750	$5,000
Website development	$5,000	$5,000	$7,750	$10,000
Miscellaneous	$500	$2,500	$5,500	$10,000
Sale person salary P/T or F/T*	$0	$8,000	$14,000	$20,000

*(P/T: Part-Time, F/T: Full-Time)

Except for fixed costs, the amounts actually spent by us for any specific purpose may vary and will depend on a number of factors. Non-fixed cost, sales and marketing and general and administrative costs may vary depending on the business progress and development efforts, general business conditions and market reception to our services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.

An example of changes to this spending allocation for non-fixed costs include Management deciding to spend less of the allotment on product development and more on sales and marketing. Such changes to spending may occur due to seasonal variations in market demand for our products and services relative to when the funds are received.

If necessary, Mikhail Bukshpan, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

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DILUTION

The price of the current offering is fixed at $0.03 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since the Company’s inception on January 28, 2014. Mikhail Bukshpan, our sole officer and director, paid $0.001 per share for the 4,000,000 common shares.

Assuming completion of the offering, there will be up to 7,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding level	$90,000	$67,500	$45,000 $22,500
Offering price	$0.03	$0.03	$0.03 $0.03
Net tangible book value per common share offering	$0.001	$0.001	$0.001 $0.001
Increase per common share attributable to investors	$0.011 5	$0.0092	$0.0063 $0.0023
Pro forma net tangible book value per common share after offering	$0.0123	$0.0101	$0.071 $0.032
Dilution to investors	$0.017 7	$0.0199	$0.0229 $0.0268
Dilution percentage of offering price	59%	69%	76% 89%

Based on 4,000,000 common shares outstanding as of February 28, 2014 and total stockholder’s equity of $3322 utilizing audited February 6, 2014 financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $0.001 per common share in comparison to the offering price of $0.03 per common share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

PLAN OF OPERATION

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to run our operations but we cannot guarantee this. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. We will rely on our president's educational background and work experience in the IT industry to develop our business. As our business expands, we may hire additional representatives and consultants. Below are the main steps and milestones the company plans for this fiscal year assuming we raise the maximum amount of $90,000.

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REGISTERING WEBSITE, PRINT ADVERTISING MATERILALS

Period: 1st to 3rd month: The budget for this period is $12,000

The steps in this milestone are as follows:

1) Register domain and hosting for the website for 1 year. ($1,000)

2) Purchase office supplies such as laptop, printer and network equipment ($6,000)

3) Website development and search engine optimization ($5,000)

LAUNCH THE WEBSITE AND START PROMOTION

Period: 4th to 6th month: The budget for this period is $25,000

The steps in this milestone are as follows:

1) Launch the website and continue updating and entering data: $5,000

2) Promote and advertise the website on search engines and other internet services such as Google AdWords, Link Exchange and Facebook: $20,000

HIRE ONE SALES /PROMOTER PERSON

Period: 7th to 9th month: The budget for this period is: $30,000

The steps in this milestone are as follows:

1) Continue advertisement and marketing the website through Google and Facebook: $10,000

2) Hire a part-time representative and consultant to monitor the feedbacks and help improve the services $20,000

SET UP AN OFFICE IN COSTA RICA

Period: 10th to 12th month: The budget for this period is $14,000

1) Rent an office to expand the business by providing consultation services. ($5,000)

2) Set up all the furniture and supplies in that office ($9,000)

The following is the impact of raising only 50% of the total proceeds of the offering:

REGISTERING WEBSITE, PRINT ADVERTISING MATERILALS

Period: 1st to 3rd month: The budget for this period would be $6,000

The steps in this milestone are as follows:

1) Register domain and hosting for the website for 1 year. ($1,000)

2) Purchase office supplies such as laptop, printer and network equipment ($2,000)

3) Website development and search engine optimization ($3,000)

LAUNCH THE WEBSITE AND START PROMOTION

Period: 4th to 6th month: The budget for this period is $12,500

The steps in this milestone are as follows:

1) Launch the website and continue updating and entering data: $5,000

2) Promote and advertise the website on search engines and other internet services such as Google AdWords, Link Exchange and Facebook: $7,500

HIRE ONE SALES /PROMOTER PERSON

Period: 7th to 9th month: The budget for this period is: $15,000

The steps in this milestone are as follows:

1) Continue advertisement and marketing the website through Google and Facebook: $5,000

2) Hire a part-time representative and consultant to monitor the feedbacks and help improve the services $10,000

SET UP AN OFFICE IN COSTA RICA

Period: 10th to 12th month: The budget for this period is $7,000

1) Rent an office to expand the business by providing consultation services. ($2,500)

2) Set up all the furniture and supplies in that office ($4,500)

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And if we only raise 25%:

REGISTERING WEBSITE, PRINT ADVERTISING MATERILALS

Period: 1st to 3rd month: The budget for this period is $3,000

The steps in this milestone are as follows:

1) Register domain and hosting for the website for 1 year. ($1,000)

2) Purchase office supplies such as laptop, printer and network equipment ($0)

3) Website development and search engine optimization ($2,000)

LAUNCH THE WEBSITE AND START PROMOTION

Period: 4th to 6th month: The budget for this period is $6,250

The steps in this milestone are as follows:

1) Launch the website and continue updating and entering data: $1,250

2) Promote and advertise the website on search engines and other internet services such as Google AdWords, Link Exchange and Facebook: $5,000

HIRE ONE SALES /PROMOTER PERSON

Period: 7th to 9th month: The budget for this period is: $7,500

The steps in this milestone are as follows:

1) Continue advertisement and marketing the website through Google and Facebook: $5,000

2) Hire a part-time representative and consultant to monitor the feedbacks and help improve the services $2,500

SET UP AN OFFICE IN COSTA RICA

Period: 10th to 12th month: The budget for this period is $3,500

1) Rent an office to expand the business by providing consultation services. ($2,500)

2) Set up all the furniture and supplies in that office ($1,000)

We may need to raise additional financing to cover our budgeted expenses in the next twelve months if we are unable to generate sufficient revenue. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations. At the present time, we have not received any confirmation from any party of their willingness to loan or invest funds to the company but will seek funding advances from sources such as our officer and director or from sale of our common stock.

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

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RESULTS OF OPERATIONS

From Inception on January 28, 2014 to May 31 , 2014

During the period, we incorporated the company, prepared a business plan and started developing the website: www.NEEDforCREDIT.com. Also, we have signed two agreements. The first agreement was signed between Toucan Interactive Corp. and the web designer, Mr. Nasser Bouslihim. The second agreement was signed between Toucan Interactive Corp. and Mr. Dzabir Mamadov, from Kolobok Distribution Inc., a company interested in placing an ad on our website.

Our loss since inception is $4,001 for filing costs related to the incorporation of the Company, and domain registration fee. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

We have generated no revenue since inception due to the fact that we are a development stage company and have not yet launched the website to be able to attract users.

Since inception, we have sold 4,000,000 shares of common stock to our sole officer and director for net proceeds of $4,000.

 LIQUIDITY AND CAPITAL RESOURCES

As of May 31 , 2014, the Company had $677 cash and $678 of liabilities.

Since inception, we have sold 4,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $4,000.

To meet a small part our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $9,000.

Should the Company fail to sell less than all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operations.

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SIGNIFICANT ACCOUNTING POLICIES

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. The financial statements have, in our opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

BASIS OF PRESENTATION

The Company reports revenues and expenses use the accrual method of accounting for financial and tax reporting purposes. The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US GAAP) applicable to development stage companies

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for income taxes under ASC 740 "INCOME TAXES" which codified SFAS 109, "ACCOUNTING FOR INCOME TAXES" and FIN 48 "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109."Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, “Disclosures about Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

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DESCRIPTION OF BUSINESS

General

The objective of this corporation is to provide a credit option services to anyone, for any major bank in Costa Rica, Canada, United-States, South and Central America. To do so, our business model will consist of developing a website that will provide all the necessary information. The website will be updated on a regular basis to keep the information as accurate as possible in concordance with the banks’ websites.

Toucan Interactive inc. is incorporated in the State of Nevada on January 24th, 2014. Our official business address is located in Sabanilla de Montes de Oca, Urbanizacion Carmiol, Casa 254, San Jose, Costa Rica. Our telephone number is 514-448-4530. Also, we have established a fiscal year end of February 28st.

To generate income, our business model relies on three different methods.

1) a) Contextual Pay-Per-Click Advertising is a type of advertising that targets the users depending on the subject of interest. Such advertising has proven to be very efficient by the Google AdSence Program. For example, each time a person clicks on an ad advertised on our website, we will collect $5.00 from the advertiser. Google AdSense pays anywhere from $0.30 to $3.00 per click. If we are able to sign a price of $5.00 per click, then we will consider that contract as “above average”. According to AdSense stats, in rare cases, Google AdSense pays up to $10.00 per click. Although the average is between $0.30 to $3.00 per click, a $5.00 per click is possible to obtain.

b ) Many financial institutions would like to have advertising on financial sites. We will offer these organizations to publish banners and other style of advertisements on our website: www.NEEDforCREDIT.com

2) Some website users will need basic information on how credit system functions in their country. We will provide online consultation, for a fee per minute, about credit options, bank systems and other useful information on creating or improving a credit history.

3 ) We will produce special mobile applications for all the platforms to earn money from mobile advertising.

At first, we will focus on creating a substantial number of users to be able to generate income from Contextual Advertising. Once we reach a considerable amount of users, we believe that it will facilitate our quest of signing financial institutions to place ads on our website, or to buy advertising spaces on our website. To date, we have signed two agreements. The first contract was signed between Toucan Interactive Corp. and the web designer, Mr. Nasser Bouslihim. The second contract was signed between Toucan Interactive Corp. and Mr. Dzabir Mamadov, from Kolobok Distribution Inc., a company interested in placing an ad on our website. Kolobok Distribution Inc. is an advertising network that resembles Google AdSense. They are interested in placing their clients’ ads on our website for more visibility. When we start generating profit from these advertisers, we will start creating and developing Mobile Applications.

The site will contain full information on the credit cards offered by banks in specific countries. After selecting the country, the user will be redirected to that country’s main page where he or she will find a list of more interesting offers by this country’s banks. Plus, we will be adding articles about banks, the process for a user to get his credit history and credit scores.

All the information regarding interest rates will be provided from official bank websites. If the banks do not provide information about rates, our website will provide the information about the credit card and we will include a note stating “to find out more about the interest rates, please contact the bank”. The bank’s contact information will be provided.

Our website is created for people who are searching for interesting offers on the market. With our informative website, they will be able to find those special offers from the banks.

Each country’s credit system has specific rules and regulations. For example, in Canada, you will not be able to apply for a credit card without official residency or citizenship. For this reason, the website will be divided by countries. Since many Canadians and Americans are seeking residency in Central America, for example, they will be able to find, on our website, the different credit cards and bank information of the country they are inquiring about.

Finally, with respect to online consultation, we are not planning on hiring certified financial consultants, specialized in every country our website will provide information on. For that reason, online consultants will only be able to provide information about the credit cards and offers and other basic information such as: how to apply for your first credit card in that country, what is a credit card, how to use it, how to make payments, cash withdraws and how to  check your credit history. Since consultation will not be part of the business at the start of operation, the website will direct the users to the banks contact information for more details.

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The website will be available for our users free of charge. Since we are creating an informative website, we would like our users to visit the website on a regular basis. While the users will be able to compare credit cards options from multiple banks within the same website, instead of surfing between the hundreds of major banks’ websites available in North, Central and South America.

THE WEBSITE

Until now, we have purchased a domain name: www.NEEDforCREDIT.com. Our website is currently under construction. It will operate as follows: A user will visit our website to gather all the credit options he possesses in all the different major banks of the Americas. The informative content of the website will be taken from the banks’ websites and updated regularly.

Once we become internationally recognized, we believe that we will be receiving more advertisement space demands, from financial institutions and other companies. At this moment, we have one advertising contract with Mr. Dzabir Mamadov from Kolobok Distribution Inc., and one agreement with Mr. Nasser Bouslihim, a web developer.

TARGET MARKET

Toucan Interactive Corp. will be offering information on mortgages, credit cards and line of credits offered by all the major banks available in the Americas. We would like to be recognized as the main informative website location to get all the required information for our users. Although we are located in Central America, our content may be helpful for users all over the world, to help choose a bank in the Americas that will be answering their specific needs.

TECHNOLOGY

www.needforcredit.com will be an information website, working on HTML5 technology which will work on every computer platforms (Windows, MacOS, ect.) and every mobile device (iOS, Android, Windows Mobile, Blackberry ect.)

At this point, we are working on developing the website. As of today, we have $677 in our account to pay for the website, business development and administration fees. We evaluate that the money will last for another 2 to 3 months, but if we do not receive additional financing our business will fail. Other than general administrative expenses, we need to find funding for our marketing fees. Since we have not earned any revenue from operations we will need to raise the funds as quickly as possible to be able to advertise our website. If we do not get international recognition, our website will not receive the visibility or the visitors required to get the interest of potential advertisers. For that reason, it is very important to raise the funds to advertise our website, in order for the business to survive.

In order to start generating money, we require additional funding. If we fail at finding the funds, our objectives will be delayed and our operations will follow suit. We do not have any financing at this point and it is crucial for our business to find the resources as soon as possible. Many factors influence our ability to find financing. Finding investors and commencing operations are some examples to be able to earn revenues.

We believe that the most likely source of our funds in a timely manner will be through the sale of additional shares of common stock. Since we have not generated profit to date, we cannot guarantee that the business will be profitable in the future. If we cannot generate sufficient revenues to operate profitably in a timely manner, we may have to cease operations. In the future, our ability to obtain cash flow and gain profit depends on our customers. Failure to generate revenues will obligate us to suspend or cease operations.

Since we have one officer and director, he may not have enough time to devote to the business. He did agree to spend approximately five hours a day at the beginning but he will not invest more time until our operations expand. For that reason, the chances of our business to fail will be high if we do not succeed in finding the funds and commencing the operations. Since he will be working sporadically on the business, operations may get interrupted or even suspended which will result in a lack of funds in a quick fashion and hence a possible cessation of operations.

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At this time, we cannot guarantee our investors that we will obtain financing. If we do not raise financing to meet our obligations, we will be delayed and may have to abandon the operations. Also, because our director will own the majority of the shares, he will be able to control corporate decisions that may be disadvantageous to the other shareholders. Accordingly, he will have a significant influence on the operations, transactions and assets of the business. He will also have the power to prevent or cause a change of control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Other than the financing, our business is subject to currency exchange fluctuation. We will put our prices in U.S. dollars; however, some of our clients may pay us in foreign currency. Also, since we are located in Costa Rica, our expenses will be incurred in either the USD or the Costa Rican Colón. If we are unable to successfully protect ourselves against currency fluctuations, our profits will also fluctuate and we could incur loses even if our business is doing fine.

AGREEMENTS WITH WEB DESIGNERS AND ADVERTISORS

To this date, we have signed two agreements. The first one was signed between Toucan Interactive Corp. and the web designer, Mr. Nasser Bouslihim. The material terms of the agreement are listed below:

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Cancellation of Work. In the event of cancellation of this assignment, ownership of all copyrights and any original artwork shall be retained by the designer.

By Client: Client may cancel work on the website at any time by submitting notice to The Developer via email. The Developer will halt work upon receipt of letter from Client requesting cancellation. At that time, Client will be responsible for paying for all work completed prior to The Developer’s receipt of cancellation request. Work completed shall be billed at an hourly rate of $75 per hour. If, at the time of request for refund, work has been completed beyond the amount of work paid for by the initial payment, the Client shall pay for work completed.

By The Developer: The Developer reserves the right to refuse service and cancel a website project if necessary, in which case, the balance of the initial payment will be returned to Client after all applicable fees have been deducted for work completed. The Developer may cancel project for any reason he deems necessary, including but not limited to Client not providing necessary information, text and graphics in a timely fashion to The Developer.

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Copyright. The Client represents that all website content including logos, trademarks, photos, illustrations, audio, video, and written content provided to The Developer are owned by the Client, or the Client has received explicit permission for use, and do not violate United States copyright law.

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Fees. Fees for website servicing are $75 per hour. Before The Developer will begin work on the website, Client must sign and return this contract with the initial payment of half of the total estimate quoted below. A final bill will be mailed to the Client upon completion of the project.

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Deadlines. The Developer agrees to have Client’s website completed no later than 30 days from the 30% deposit paid to begin the assignment. This deadline can be reached only if the Client has provided all necessary graphics, text content, and logins to The Developer. The Developer shall not be held responsible for delays to site development arising out of Client’s delays in providing graphics, text, and logins to The Developer.

If website is not completed by the 30 day deadline due to lack of Client assistance, The Developer may:

a) Extend the project deadline or

b) Close the project and bill Client for work completed at $75 per hour, or

c) The Developer will create a website using all content that has been provided, and send a final bill for work completed to meet the project deadline.

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The second agreement was signed between Toucan Interactive Corp. and Mr. Dzabir Mamadov, from Kolobok Distribution Inc., a company interested in placing an advertisement on our website. The material terms of the agreement are listed below:

-

COMPENSATION

In consideration of its advertising services, the Customer agrees to pay the advertising fees set forth on the fee schedule as published in the www.NeedForCredit.com Media Guide. The Customer will also pay any sales and other taxes based upon the fees set forth therein. Advertising fees will be paid monthly, in advance, on or before the first day of the monthly billing cycle during the term hereof. Www.NeedForCredit.com will charge interest and service charges on monthly accounts that are delinquent at the maximum rates allowable by law. The Customer will be responsible for all collection costs and attorney fees if it is necessary to pursue collection efforts to collect on an account. Www.NeedForCredit.com reserves the right to suspend advertising services until Customer's account is brought current. Www.NeedForCredit.com has the right to terminate this Agreement if any advertising fee is delinquent.

-

PROPRIETARY RIGHTS

Www.NeedForCredit.com will retain all proprietary rights in and to its respective sites and other proprietary materials such as copyrights, trademarks, trade secrets, patents and confidential information. Www.NeedForCredit.com does not grant the other any rights in and to such proprietary material except that the Customer hereby grants the www.NeedForCredit.com a non-exclusive license to use the advertising material provided, including its trademarks and copyrights, and the right to hyperlink to Customer's site from its site during the term of this Agreement. Upon termination of this Agreement, www.NeedForCredit.com agrees to remove the hyperlink and the advertising materials provided from its site within a reasonable time.

-

INDEMNIFICATION

The Customer will indemnify and hold www.NeedForCredit.com harmless from and against any claims, suits, threats, demands, settlements, actions, causes of action, liabilities, obligations and all other matters, including but not limited to court costs, attorney fees, witness fees, settlement fees, and all other direct and indirect expenses and losses that may occur arising from the breach of any of the representations and warranties that the Customer has made to www.NeedForCredit.com and otherwise arising directly or indirectly from the placement of its advertising materials on the www.NeedForCredit.com Site.

-

TERMINATION

The Customer may terminate this Agreement, with or without cause, by giving 2 days advance notice of its intent to terminate. Www.NeedForCredit.com reserves the right to terminate this Agreement for any reason, with or without cause, upon 2 days written notice to Customer.

EMPLOYEES

We are a development stage company and we have no employees as of the date of this prospectus, other than our sole officer and director. If our officer and director should resign or die, we will not have a chief executive officer. This could result in our operations suspending until we find another CEO or our investors might lose their money. Since we do not possess a personal life insurance on our existing CEO and we do not have a contract for his services, the investors will have a great chance of losing their investment in the event of us losing our CEO.

FEDERAL SECURITIES LAWS

While we are incorporated in the State of Nevada, our place of business and director are foreigners. Consequently, it may be difficult for U.S. investors to affect service of process on our director in the United States and to enforce judgment obtained in U.S. courts against him, based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside the U.S., it may be impossible to collect or enforce a judgment against us or our director.

OUR COMPETITION

We are aware of the existence of some websites that provide comparisons of different credit card offers, such as: credit.com, bankrate.com, creditkarma.com, and cardhub.com. However, to our knowledge, a website that provides

Page | 22

the same services as ours does not exist. Our users will be able to choose a bank by visiting our website alone, instead of surfing the major banks website, one after the other. Also, users can always surf the search engines such as google.com that will help them compare credit cards in the U.S., however, our website will differ from the competitors since we will be providing:

1. Information on credit cards in all the Americas

2. Credit cards unique comparison system

3. Special information for people who are applying for their first credit card

4. Special advertising related to credit cards

5. High visibility on search engines by remaining in the top 20.

MARKETING

We will be using all the internet marketing tools to get international recognition. Twitter, Facebook, Google and Yahoo will make a good start. We could link our website to many of these sites in order to make ourselves visible and competitive. However, we will probably need professional marketing firm to make us more attractive, especially if we want the financial institutions to advertise with us.

PUBLIC COMPANY

As of now, we do not trade on the Over-The-Counter Bulletin Board. Once we start trading, the value of our investors’ investment could decrease due to the volatility associated with Bulletin Board. Other factors might decrease the value of the stock such as: failure to obtain our operating budget and profit, decline in demand for our common stock, general economic trends, etc.

For our business plan to succeed, we must raise additional capital. If we do not find another way to receive funding, we will have to sell shares of common stock. If we do so, we might affect the value of the shares.

As for cash dividends, we have never paid any on our common stock, and we do not expect to pay any, at any time in the future. Hence, a return on investment will depend solely on an increase of our common stock on the market.

Finally, we do not have any experience as a public company. We have never operated a public company and we have never dealt with all the rules and regulations required from such a company. For that reason, if we do not operate successfully as a public company, the investors might lose all the investments with us.

                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The following table sets forth as of February 28st, 2014, the names, positions and ages of our current executive officers and directors

Name and Address of Executive Officer and/or Director	Age	Position

Mikhail Bukshpan Sabanilla de Montes de Oca, Urbanizacion Carmiol, Casa 254, San Jose, Costa Rica	40	President, Secretary, Treasurer and Director

The following is a brief description of the business experience of our executive officers, director and significant employees:

Mikhail Bukshpan has acted as our President, Secretary, Treasurer and sole Director since our incorporation on January 28, 2014. Our president will be devoting approximately 40% of his business time to our operations. Once we expand operations, and are able to attract more customers to advertise on our website, Mikhail Bukshpan has agreed to commit more time as required. Because Mikhail Bukshpan will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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Our Director’s Biography

In 1996, Mr. Bukshpan graduated from the Moscow Institute of Economics and Statistics, Faculty of Economic Cybernetics, specialty programmer of applications for the economy.

Since 1995, he has been developing websites for the Russian government. His largest project is a web server for the "Elections in Russia", which was in the TOP-100 most popular political sites in Russia.

Since 2001, he developed the server health statistics www.evidencematters.com that won the 2002 Montreal City Hall contest as "The most promising online project of the year.”

From 2005 to the present time, Mr. Bukshpan was working on developing his own internet site www.needforvid.com.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Mikhail Bukshpan, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

SIGNIFICANT EMPLOYEES

We have no employees. Our sole officer and director, Mikhail Bukshpan, is an independent contractor to us and currently devotes approximately twenty five hours per week to company matters. After receiving funding pursuant to our business plan, Mr. Bukshpan intends to devote as much time as the Board of Directors deems necessary to manage the affairs of the company.

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The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on January 28, 2014 until February 28, 2014:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Mikhail Bukshpan, President, Treasurer and Secretary	January 28, 2014 to February 28, 2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Mr. Bukshpan currently devotes approximately twenty five hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

Director Compensation

The following table sets forth director compensation as of February 28, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mikhail Bukshpan	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mikhail Bukshpan will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On February 6, 2014, we issued a total of 4,000,000 shares of restricted common stock to Mikhail Bukshpan, our sole officer and director in consideration of $4,000.

Mr. Bukshpan will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Bukshpan. Mr. Bukshpan will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Bukshpan does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Bukshpan or the repayment of the funds to Mr. Bukshpan. The entire transaction was oral.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of February 28, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Mikhail Bukshpan Sabanilla de Montes de Oca, Urbanizacion Carmiol, Casa 254, San Jose, Costa Rica	4,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on February 28, 2014. As of February 28, 2014, there were 4,000,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

TOUCAN INTERACTIVE CORP. has 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 3,000,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

Company Director, Mr. Bukshpan, will deliver prospectuses to these individuals and to others who he believes might have interest in purchasing part of this offering. In order to buy shares you must complete and execute the subscription agreement and return it to the Company Address: Sabanilla de Montes de Oca, Urbanizacion Carmiol, Casa 254, San Jose, Costa Rica. We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

In connection with the Company’s selling efforts in the offering, Mikhail Bukshpan will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Bukshpan is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Bukshpan will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.

Mr. Bukshpan is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Bukshpan will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Bukshpan will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

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TOUCAN INTERACTIVE CORP. will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.03 until a market develops for the stock.

The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which TOUCAN INTERACTIVE CORP. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Our Articles of Incorporation do not authorized us to issue and preferred stock. As of February 28, 2014, there were 4,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

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ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert" or "counsel" as defined by Item 509 of Regulation S-K promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form S-1, was hired on a contingent basis or will receive a direct or indirect interest in the Company, nor was any of them a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Both Legal Counsel and Experts have no interest in this registration statement other than normal legal and accounting fees.

EXPERTS

John T. Root, Jr. attorney at law, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

KLJ & Associates, LLP, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. KLJ & Associates, LLP, has presented its report with respect to our audited financial statements.

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AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

FINANCIAL STATEMENTS

The financial statements of TOUCAN INTERACTIVE CORP. for the period ended February 28, 2014, and related notes, included in this prospectus have been audited by, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                                                                                                                                                                                             TOUCAN INTERACTIVE CORP.

                                                                                                                        (A DEVELOPMENT STAGE COMPANY)

Page | 1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Toucan Interactive Corp.

We have audited the accompanying balance sheet of Toucan Interactive Corp. as of February 28, 2014 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the period January 28, 2014 (Inception) through February 28, 2014. Toucan Interactive Corp. management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Toucan Interactive Corp. as of February 28, 2014, and the results of its operations and its cash flows for the period January 28, 2014 (Inception) through February 28, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, The Company is in the development stage, has not earned significant revenue, has suffered net losses and has had negative cash flows from operating activities for the period January 28, 2014 (Date of Inception) to February 28, 2014. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ KLJ & Associates, LLP KLJ & Associates, LLP
St. Louis Park, MN
March 31, 2014

1660 South Highway 100

Suite 500

St . Louis Park, MN 55416

630.277.2330

Page | F-2

TOUCAN INTERACTIVECORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

ASSETS	FEBRUARY 28, 2014
Current Assets
Cash and cash equivalents	$ 4,000

Total Current Assets	$ 4,000
Total Assets	$ 4,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total Liabilities	$ 678

Stockholders’ Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 4,000,000 shares issued and outstanding	4,000
Additional paid in capital	-
Deficit accumulated during the development stage	(678)
Total Stockholders’ Equity	3,322

Total Liabilities and Stockholders’ Equity	$ 4,000

See accompanying notes to financial statements.

Page | F-3

TOUCAN INTERACTIVE CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

For the period from January 28, 2014 (Inception) to February 28, 2014

REVENUES	$ -

OPERATING EXPENSES
Business License	678
TOTAL OPERATING EXPENSES	678

NET LOSS FROM OPERATIONS	(678)

PROVISION FOR INCOME TAXES	-

NET LOSS	$ (678)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	4,000,000

See accompanying notes to financial statements.

Page | F-4

TOUCAN INTERACTIVE CORP.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JANUARY 28, 2014 (INCEPTION) TO FEBRUARY 28, 2014

	Common Stock Shares	Amount	Additional Paid-in Capital	Deficit Accumulated during the Development Stage	Total Stockholders’ Equity
Inception, January 28, 2014	-	-	-	-	-
Shares issued for cash at $0.001 per share on February 6, 2014	4,000,000	$4,000	-	-	4,000
Net loss for the year ended February 28, 2014	-	-	-	(678)	(678)
Balance, February 28, 2014	4,000,000	$4,000	$ -	$(678)	$3,322

See accompanying notes to financial statements.

Page | F-5

TOUCAN INTERACTIVE CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the period from January 28, 2014 (Inception) to FEBRUARY 28, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (678)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in assets and liabilities:
Increase (decrease) in accrued expenses	-
CASH FLOWS USED IN OPERATING ACTIVITIES	(678)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	4,000
Loans from director	678
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	4,678

NET INCREASE IN CASH	4,000
Cash, beginning of period	-
Cash, end of period	$ 4,000

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

See accompanying notes to financial statements.

Page | F-6

TOUCAN INTERACTIVE CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2014

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

TOUCAN INTERACTIVE Corp. was incorporated under the laws of the State of Nevada on January 28, 2014.  We are a development stage company in the business of providing credit option services; however we have not yet conducted any venues to begin our operations. Starting in Estonia and Europe, which is our initial market.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a February 28 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $4,000 of cash as of February 28, 2014.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Page | F-7

TOUCAN INTERACTIVE CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2014

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of February 28, 2014.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

TOUCAN INTERACTIVE Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of February 28, 2014.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Page | F-8

TOUCAN INTERACTIVE CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2014

NOTE 3 – GOING CONCERN (CONTINUED)

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – LOAN FROM DIRECTOR

On January 28, 2014, director loaned $678 to incorporate the Company and file initial list with Nevada Secretary of State. The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $678 as of February 28, 2014.

NOTE 5 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On February 6, 2014, the Company issued 4,000,000 shares of common stock for cash proceeds of $4,000 at $0.001 per share.

There were 4,000,000 shares of common stock issued and outstanding as of February 28, 2014.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – INCOME TAXES

As of February 28, 2014, the Company had net operating loss carry forwards of approximately $678 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Page | F-9

TOUCAN INTERACTIVE CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2014

NOTE 7 – INCOME TAXES (CONTINUED

The provision for Federal income tax consists of the following:

FEBRUARY 28, 2014
Federal income tax benefit attributable to:
Net Operating loss carryover	$ 678
Less: valuation allowance	(678)
Net provision for Federal income taxes	$ -

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

FEBRUARY 28, 2014
Deferred tax asset attributable to:
Current operations	$ 231
Less: valuation allowance	(231)
Net deferred tax asset	$ -

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $678 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to February 28, 2014 to  the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Page | F-38

TOUCAN INTERACTIVE CORP.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEET

ASSETS	MAY 31, 2014 (unaudited)	FEBRUARY 28, 2014
Current Assets
Cash and cash equivalents	$ 677	$ 4,000

Total Current Assets	$ 677	$ 4,000
Total Assets	$ 677	$ 4,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total Liabilities	$ 678	$ 678

Stockholders’ Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 4,000,000 shares issued and outstanding	4,000	4,000
Additional paid in capital	-	-
Deficit accumulated during the development stage	(4,001)	(678)
Total Stockholders’ Equity	(1)	3,322

Total Liabilities and Stockholders’ Equity	$ 677	$ 4,000

See accompanying notes to financial statements

Page | 39

TOUCAN INTERACTIVE CORP.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENT OF OPERATIONS (Unaudited)

	Three months ended May 31, 2014	For the period from January 28, 2014 (Inception) to May 31, 2014

REVENUES	$ -	$ -

OPERATING EXPENSES
General Expenses	3,323	4,001
TOTAL OPERATING EXPENSES	3,323	4,001

NET LOSS FROM OPERATIONS	(3,323)	(4,001)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$ (3,323)	$ (4,001)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)	$ (0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	4,000,000	4,000,000

See accompanying notes to financial statements.

Page | 40

TOUCAN INTERACTIVE CORP.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENT OF CASH FLOWS (Unaudited)

	Three months ended May 31, 2014	For the period from January 28, 2014 (Inception) to May 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (3,323)	$ (4,001)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in assets and liabilities:
Increase (decrease) in accrued expenses		-
CASH FLOWS USED IN OPERATING ACTIVITIES	(3,323)	(4,001)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	4,000
Loans from director	-	678
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	-	4,678

NET INCREASE/(DECREASE) IN CASH	3,323	677
Cash, beginning of period	4,000	-
Cash, end of period	$ 677	$ 677

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

See accompanying notes to financial statements.

Page | 41

TOUCAN INTERACTIVE CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2014 (Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

TOUCAN INTERACTIVE Corp. was incorporated under the laws of the State of Nevada on January 28, 2014.  We are a development stage company in the business of event organizing and promoting; however we have not yet conducted any venues to begin our operations. Starting in Estonia and Europe, which is our initial market.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a February 28 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $677 of cash as of May 31, 2014.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

Page | 42

TOUCAN INTERACTIVE CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2014 (Unaudited)

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES  (CONTINUED)

liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of May 31, 2014.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

TOUCAN INTERACTIVE CORP. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of and for the period ended May 31, 2014 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America

Page | 43

TOUCAN INTERACTIVE CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2014 (Unaudited)

NOTE 3 – CONDENSED FINANCIAL STATEMENTS (CONTINUED)

have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s

February 28, 2014 audited financial statements. The results of operations for the three months ended May 31, 2014 are not necessarily indicative of the operating results for the full year ended February 28, 2015.

NOTE 4 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of May 31, 2014.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 5 – LOAN FROM DIRECTOR

On January 28, 2014, director loaned $678 to incorporate the Company and file initial list with Nevada Secretary of State. The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $678 as of May 31, 2014.

NOTE 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On February 6, 2014, the Company issued 4,000,000 shares of common stock for cash proceeds of $4,000 at $0.001 per share.

There were 4,000,000 shares of common stock issued and outstanding as of May 31, 2014.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

Page | 44

TOUCAN INTERACTIVE CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2014 (Unaudited)

NOTE 8 – SUBSEQUENT EVENTS

The Company has reviewed events through the date these financial statements were available for issuance, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Page | 45

[Back Page of Prospectus]

PROSPECTUS

3,000,000 SHARES OF COMMON STOCK

TOUCAN INTERACTIVE CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2014, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Page | 46

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$11.00
Printing Expenses	$89.00
Accounting Fees and Expenses	$1,900.00
Auditor Fees and Expenses	$4,700.00
Legal Fees and Expenses	$3,000.00
Transfer Agent Fees	$2,300.00
TOTAL	$12,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

According to your bylaws:

a)

 The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b)

The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c)

The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

Page | 47

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On February 6, 2014, TOUCAN INTERACTIVE CORP. offered and sold 4,000,000 share of common stock to our sole officer and director, Mikhail Bukshpan, for a purchase price of $0.001 per share, for aggregate offering proceeds of $4,000. TOUCAN INTERACTIVE CORP. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities an no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1/10.2

Agreements dated February 20, 2014, by and between the TOUCAN INTERACTIVE CORP. and Mr. Dzabir Mamadov from Kolobok Distribution Inc., and agreement dated February 25, 2014 by and between the TOUCAN INTERACTIVE CORP. and Mr. Nasser Bouslihim, web developer.

23.1	Consent of Legal Counsel (contained in exhibit 5.1) (2)
23.2	Consent of KLJ & Associates, LLP,(3)

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Page | 48

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Costa Rica on July 16 , 2014.

TOUCAN INTERACTIVE CORP.

Signature___________________________Title_________________________________________Date

/s/    Mikhail Bukshpan

President

July 16, 2014

Mikhail Bukshpan

/s/    Mikhail Bukshpan

Director

July 16, 2014

Mikhail Bukshpan

/s/    Mikhail Bukshpan

Principal Executive Officer

July 16, 2014

Mikhail Bukshpan

/s/    Mikhail Bukshpan

Principal Financial Officer

July 16, 2014

Mikhail Bukshpan

/s/    Mikhail Bukshpan

Principal Accounting Officer

July 16, 2014

Mikhail Bukshpan

/s/    Mikhail Bukshpan

Secretary/Treasurer

Ju ly 16, 2014

Mikhail Bukshpan

Page | 49

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mikhail Bukshpan
Mikhail Bukshpan	President, Treasurer, Secretary and Director		July 16 , 2014

                                                                                           EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1/10.2

Agreements dated February 20, 2014, by and between the TOUCAN INTERACTIVE CORP. and Mr. Dzabir Mamadov from Kolobok Distribution Inc., and agreement dated February 25, 2014 by and between the TOUCAN INTERACTIVE CORP. and Mr. Nasser Bouslihim, web developer.

23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of KLJ & Associates, LLP

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